Exhibit 5.2

August 9, 2024

Tucson Electric Power Company

88 East Broadway Boulevard

Tucson, AZ 85701

Ladies and Gentlemen:

We have acted as counsel to Tucson Electric Power Company, an Arizona corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (File No. 333-264708) (the “Registration Statement”), filed on May 5, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the offer and sale of $400,000,000 aggregate principal amount of the Company’s 5.20% Senior Notes due 2034 (the “Notes”), issued under an Indenture (For Unsecured Debt Securities), dated as of November 1, 2011 (as amended and supplemented, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as further supplemented by an officer’s certificate, dated August 9, 2024, establishing the terms of the Notes (the “Officer’s Certificate”).

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Restated Articles of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and the Notes, (iii) the Registration Statement and the prospectus included therein, (iv) the Indenture, (v) the Officer’s Certificate, and (vi) such other instruments, certificates, records, and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Registration Statement, resolutions, instruments, certificates, records, and documents.

We have assumed for purposes of the opinion expressed below, without any independent investigation or verification of any kind, the due authorization, execution and delivery of the Indenture by the Trustee; the due authentication of the Notes by the Trustee; the legal right and power under all applicable laws and regulations of the Trustee to execute, deliver and perform its obligations under the Indenture; and the validity, binding effect and enforceability against the Trustee of the Indenture in accordance with its terms.

Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that the Notes are binding obligations of the Company.

We hereby consent to the use of this opinion letter as Exhibit 5 to a Current Report on Form 8-K to be filed by the Company on or about August 9, 2024, which will be incorporated by reference into the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Tucson Electric Power Company

August 9, 2024

We note that our opinion regarding the binding nature of the Company’s obligations with respect to the Notes may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law), including the possible unavailability of specific performance or injunctive relief, and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

This opinion is limited to the laws of the States of Arizona and New York and the federal laws of the United States of America. As to all matters of Arizona law we have, with your consent, relied upon the opinion of even date herewith rendered to you by Amy J. Welander, Esq., Vice President, General Counsel and Assistant Corporate Secretary of the Company, and the opinions expressed herein upon such reliance are subject to the same assumptions, qualifications and limitations set forth therein.

Amy J. Welander, Esq., is authorized to rely upon this letter as to the matters of New York law as if this letter were addressed to her.

Very truly yours,

/s/ Morgan Lewis Bockius LLP